UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 30, 1999


                        Commission file number 001-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)



                   CALIFORNIA                             95-3565943
         (State or other jurisdiction of                (IRS Employer
        incorporation or organization)              Identification No.)



                 515 W. GREENS ROAD, SUITE 500, HOUSTON, TEXAS
                   (Address of principal executive offices)




              77067                             (281) 774-5100
           (Zip Code)                   (Registrant's telephone number,
                                             including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Paracelsus Healthcare Corporation ("the Company")entered into a stock purchase agreement, dated September 14, 1999, for the sale of Paracelsus Senatobia Community, Inc. ("Senatobia"), which owned and operated a 76 bed acute care hospital located in Mississippi, to Associates Capital Group, LLC ("ACG"), a Georgia limited liability company. The transaction was completed on September 30, 1999.

The sales price of approximately $4.7 million resulted from an arms-length negotiation and included the sale of net working capital. The sales price was paid by a combination of $100,000 in cash, $1.6 million of second lien promissory notes, and the assumption by ACG of approximately $3.0 million in capital lease obligations and of certain lease guaranty payments. The notes included (i) a short-term working capital note of $380,000("Note A"), which bears no interest and matures on November 29, 1999, and (ii) a working capital note of $320,000 ("Note B") and a secured promissory note of $855,000 ("Note C"), both of which bear interest of 8% per annum and mature on September 30, 2002 and 2004, respectively. Notes A and B are subject to final working capital adjustments. Additionally, Notes B and C are subject to certain discounts under certain circumstances. Notes B and C are secured by all the outstanding shares of common stock and assets of Senatobia. The Company expects to record a gain of approximately $2.3 million ($1.3 million net of tax) on the sale of Senatobia.

As previously reported, the Company sold substantially all of the assets of four skilled nursing facilities (collectively, the "Convalescent Hospitals"), effective June 30, 1999. The sales price of approximately $6.9 million, which excluded working capital, was paid by a combination of $3.0 million in cash and a $3.9 million second lien promissory note. Additionally, the buyer also assumed an operating lease at one of the facilities. In connection with the sale, the Company paid $1.0 million to terminate a lease agreement at one of the facilities and used the remaining $2.0 million of cash proceeds from the sale to reduce its outstanding indebtedness under its senior credit agreement. The Company recorded a gain of approximately $1.3 million ($774,000 net of tax) on the sale of the Convalescent Hospitals.

Effective March 31, 1999, the Company completed the sale of the stock of Paracelsus Bledsoe County General Hospital, Inc.("Bledsoe")to ACG. The sales price of approximately $2.2 million, which included the sale of net working capital, was paid by a combination of $100,000 in cash and the issuance by ACG of $1.5 million in secured promissory notes (the "Bledsoe Notes") and a $642,000 thirty-day promissory note, which was paid in May 1999. The Bledsoe Notes are secured by all outstanding common stock and assets of Bledsoe. The Company recorded no material gain or loss on the sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

In addition to reflecting the sale of Senatobia, the Convalescent Hospitals and Bledsoe, the pro forma financial information required by Item 7(b) also reflects the Company's sale of Chico Community Hospital and Chico Community Rehabilitation Hospital (collectively "Chico") on June 30, 1998, and of eight hospitals located in metropolitan Los Angeles ("LA Metro") on September 30, 1998, and the Company's acquisition of the remaining 50 % partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998.

(b) Unaudited Pro Forma Financial Information (attached following the signature page):

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the six months ended June 30, 1999

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the year ended December 31, 1998

        Unaudited Pro Forma Condensed Combining Balance Sheet - June 30, 1999

        Notes to Unaudited Pro Forma Condensed Combining Financial Statements

(c)  Exhibits

       10.24 Stock Purchase Agreement dated September 14, 1999, by and among Paracelsus Healthcare Corporation, Paracelsus Senatobia Community Hospital, Inc. and Associates Capital Group, LLC.





























































PAGE> 4


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Paracelsus Healthcare Corporation
                                                  (Registrant)


Dated: October 15, 1999                    By:/S/ LAWRENCE A. HUMPHREY
                                         -------------------------------
                                                Lawrence A. Humphrey
                                              Executive Vice President
                                             & Chief Financial Officer

ITEM 7(b)

                PARACELSUS HEALTHCARE CORPORATION
   UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following table presents the Unaudited Pro Forma Condensed Combining Financial Statements as of and for the six months ended June 30, 1999 and the year ended December 31, 1998 to illustrate the effect of the sale of Senatobia effective September 30, 1999, the Convalescent Hospitals effective June 30, 1999, Bledsoe effective on March 31, 1999, LA Metro on September 30, 1998 and Chico on June 30, 1998 and the acquisition of DHHS on July 1, 1998. The Unaudited Pro Forma Condensed Combining Statements of Operations assume the above transactions occurred at the beginning of each period presented. The Pro Forma Condensed Combining Balance Sheet assumes the sale of Senatobia occurred on June 30, 1999.

Effective September 30, 1999, the Company entered into a stock purchase agreement, dated September 14, 1999, for the sale of Senatobia for approximately $4.7 million, which included the sale of net working capital. The sales price was paid by a combination of $100,000 in cash, $1.6 million of second lien promissory notes, and the assumption by ACG of approximately $3.0 million in capital lease obligations and of certain lease guaranty payments. The notes included (i) a short-term working capital Note A of $380,000, which bears no interest and matures on November 29, 1999, and (ii) a working capital Note B of $320,000 and a secured promissory Note C of $855,000, both of which bear interest of 8% per annum and mature on September 30, 2002 and 2004, respectively. Notes A and B are subject to final working capital adjustments. Additionally, Notes B and C are subject to certain discounts under certain circumstances. Notes B and C are secured by all the outstanding shares of common stock and assets of Senatobia. The Company expects to record a gain of approximately $2.3 million ($1.3 million net of tax) on the sale of Senatobia.

Effective June 30, 1999, the Company sold substantially all of the assets of the Convalescent Hospitals. The sales price of approximately $6.9 million, which excluded working capital, was paid by a combination of $3.0 million in cash and a $3.9 million second lien promissory note. Additionally, the buyer also assumed an operating lease at one of the facilities. The note, bearing interest at 9% per annum, matures on June 30, 2004, and is subject to prepayment discounts. In connection with the sale, the Company paid
$1.0 million to terminate a lease agreement at one of the facilities and used the remaining $2.0 million of cash proceeds from the sale to reduce its outstanding indebtedness under its senior credit agreement. The Company recorded a gain of approximately $1.3 million ($774,000 net of tax) on the sale of the Convalescent Hospitals.

Effective March 31, 1999, the Company completed the sale of the stock of Bledsoe to ACG. The sales price of approximately $2.2 million, which included the sale of net working capital, was paid by a combination of $100,000 in cash and the issuance by ACG of $1.5 million in secured promissory notes and a $642,000 thirty-day promissory note, which was paid in May 1999. The Bledsoe Notes are secured by all outstanding common stock and assets of Bledsoe.
The Company recorded no material gain or loss on the sale.

These Unaudited Pro Forma Condensed Combining Financial Statements do not purport to present the financial position or results of operations of the Company had the above transactions occurred on the dates specified, nor are they necessarily indicative of results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Financial Statements are qualified in their entirety by reference to, and should be read in conjunction with, the unaudited consolidated financial statements as of and for the six months ended June 30, 1999, included in the Company's Quarterly Report on Form 10-Q and the audited consolidated financial statements for the year ended December 31, 1998, included in the Company's Annual Report on Form 10-K.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (Dollars in thousands, except per share data)

                                                          Convalescent
                                                           Hospitals/    Pro Forma
                  Paracelsus   Bledsoe        Pro Forma    and Other   Concalescent
                  Healthcare  Pro Forma        Bledsoe     Pro Forma     Hospitals/
                  Corporation Adjustments Rf Disposition  Adjustments Rf   Bledsoe
                  ----------- ----------- -- -----------  ----------- -- ----------
                    (1)
Net revenue         $ 294,211  $ (1,964)  (2)  $ 292,247    $ (4,673) (4) $287,574
Costs and expenses:                       (3)
 Salaries and
   benefits           117,100    (1,115)  (2)    115,985      (3,196) (4)  112,789
 Other operating
   expense            115,024      (818)  (2)    114,206      (1,397) (4)  112,809
 Provision for
   bad debts           21,485      (125)  (2)     21,360                    21,360
 Interest              26,183                     26,183         (84) (5)   26,099
 Depreciation &
   amortization        19,785       (48)  (2)     19,737        (102) (4)   19,635
 Unusual items          7,668                      7,668                     7,668
 Loss on sale of
   facilities           2,387                      2,387      (2,387) (4)
                    ---------    -------       ---------     -------  (11) -------
Total costs &
   expenses           309,632    (2,106)         307,526      (7,166)      300,360
                    ---------    -------       ---------     -------       -------
Loss before
   minority interest
   and income taxes   (15,421)      142          (15,279)      2,493       (12,786)
Minority interest         121                        121                       121
                    ---------    -------       ---------    --------       -------
Loss before
   income taxes       (15,300)      142          (15,158)      2,493       (12,665)
Provision for
   income taxes        (6,105)       58  (6)      (6,047)      1,023  (6)   (5,024)
                    ---------    -------       ---------    --------       -------
Loss from continuing
   operations       $  (9,195)   $   84        $  (9,111)   $  1,470       $(7,641)
                    =========    ========      =========    ========       ========
Loss per share
- basic and
  assuming
  dilution          $   (0.17)                 $   (0.17)                $   (0.14)
                    =========                  =========                 =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,118                     55,118                     55,118
                    =========                  =========                 ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (Dollars in thousands, except per share data)

                    Pro Forma
                   Convalescent      Senatobia
                    Hospitals/       Pro Forma          Pro Forma
                     Bledsoe        Adjustments   Rf    Paracelsus
                   ------------     -----------   --    ----------
                      (1)
Net revenue           $ 287,574     $  (3,731)    (7)   $ 283,843
Costs and expenses:
 Salaries and
   benefits             112,789        (1,662)    (7)     111,127
 Other operating
   expense              112,809        (1,775)    (7)     111,034
 Provision for
   bad debts             21,360          (752)    (7)      20,608
 Interest                26,099          (110)    (7)      25,989
 Depreciation &
   amortization          19,635           (37)    (7)      19,598
 Unusual items            7,668                             7,668


                       ---------     ----------          ---------
Total costs &
   expenses             300,360        (4,336)            296,024
                       ---------     ----------          ---------
Loss before
   minority interest
   and income taxes     (12,786)          605             (12,181)
Minority interest           121                               121
                       ---------     ----------          ---------
Loss before
   income taxes         (12,665)          605             (12,060)
Provision for
   income taxes          (5,024)          248     (6)      (4,776)
                       ---------     ----------          ---------
Loss from continuing
   operations           $(7,641)          357              (7,284)
                       =========    ==========           =========
Loss per share
- basic and
  assuming
  dilution            $   (0.14)                         $   (0.13)
                       =========                          =========
Weighted average
  number of common
  and common
  equivalent
  shares                 55,118                              55,118
                       =========                          =========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                  Paracelsus    Chico         Pro Forma      DHHS        Pro Forma
                  Healthcare  Pro Forma        Chico       Pro Forma     Chico/
                  Corporation Adjustments Rf Disposition  Adjustments Rf DHHS
                  ----------- ----------- -- -----------  ----------- -- ----------
                       (1)
Net revenue         $ 664,058  $(18,873)  (8)  $645,185                  $645,185
Costs and expenses:
 Salaries and
   benefits           276,200    (8,217)  (8)   267,983                   267,983
 Other operating
   expense            265,735    (6,475)  (8)   259,260                   259,260
 Provision for
   bad debts           42,659      (355)  (8)    42,304                    42,304
 Interest              51,859    (1,257)  (5)    50,602    $ 2,983   (5)   53,585
 Depreciation &
   amortization        38,330      (758)  (8)    37,572        486   (9)   38,058
 Impairment charges     1,417                     1,417                     1,417
 Unusual items         (6,637)                   (6,637)                   (6,637)
 (Gain)loss on sale of
   facilities          (6,825)    7,100   (8)       275                       275
                     ---------   -------       ---------   -------        -------
Total costs &
   expenses           662,738    (9,962)        652,776      3,469        656,245
                     ---------   -------       ---------   -------        -------
Income (loss) before
   minority interest
   and income taxes     1,320    (8,911)         (7,591)    (3,469)       (11,060)
Minority interest      (3,180)                   (3,180)     4,141   (10)     961
                     ---------   -------       ---------   -------        -------
Loss before
   income taxes        (1,860)   (8,911)        (10,771)       672        (10,099)
Provision for
   income taxes           693    (3,653)  (6)    (2,960)       275   (6)   (2,685)
                     ---------   -------      ---------   -------        -------
Loss from continuing
   operations        $ (2,553)  $(5,258)       $ (7,811)   $   397       $ (7,414)
                     =========  ========       =========   =======       =========
Loss per share
- basic and
  assuming
  dilution          $   (0.05)                 $   (0.14)                $   (0.13)
                    ==========                 =========                 =========
Weighted average
  number of common
  and common
  equivalent
  shares                55,108                    55,108                     55,108
                     =========                 =========                 ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                                                                               Pro Forma
                               LA Metro           Pro Forma     Bledsoe      Chico/DHHS/
                  Pro Froma    Pro Forma         Chico/DHHS/   Pro Forma       LA Metro/
                  Chico/DHHS  Adjustments Rf       LA Metro   Adjustments Rf    Bledsoe
                  ----------- ----------- ----   -----------  ----------- --   ---------
                    (1)
Net revenue         $645,185   $(58,000)  (11)     $587,185    $ (9,717) (2)(3)$577,468
Costs and expenses:
 Salaries and
   benefits          267,983    (25,672)  (11)      242,311      (7,465)  (2)   234,846
 Other operating
   expense           259,260    (31,333)  (11)      227,927      (3,737)  (2)   224,190
 Provision for
   bad debts          42,304     (1,915)  (11)       40,389        (403)  (2)    39,986
 Interest             53,585       (733)  (5)(11)    52,852                      52,852
 Depreciation &
   amortization       38,058                         38,058        (275)  (2)    37,783
 Impairment charges    1,417                          1,417      (1,104)  (2)       313
 Unusual items        (6,637)      (233)  (11)       (6,870)                     (6,870)
 Loss on sale
   of facilities         275                            275                         275
                    ---------   -------           ---------     -------         -------
Total costs &
   expenses          656,245    (59,886)            596,359     (12,984)        583,375
                    ---------   -------           ---------     -------         -------
Loss before minority
   interest and
   income taxes      (11,060)     1,886              (9,174)      3,267          (5,907)
Minority interest        961       (961)  (11)
                    ---------   -------           ---------     -------         -------
Loss before
   income taxes      (10,099)       925              (9,174)      3,267         (5,907)
Provision for
   income taxes       (2,685)       379   (6)        (2,306)      1,340  (6)      (966)
                     --------   -------           ---------     -------         -------
Loss from continuing
   operations        $(7,414)   $   546           $  (6,868)    $ 1,927       $  (4,941)
                     ========   ========          =========     =======       =========
Loss per share
- basic and
  assuming
  dilution          $  (0.13)                     $  (0.12)                    $  (0.09)
                    =========                     ========                    =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,108                       55,108                        55,108
                    =========                     ========                     =========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                                                      Pro Forma
                                                    Convalescent
                        Pro Forma  Convalescent      Hospitals/
                       Chico/DHHS/  Hospitals        Chico/DHHS  Senatobia
                        LA Metro/   Pro Forma         LA Metro/  Pro Forma        ProForma
                         Bledsoe   Adjustments Rf     Bledsoe    Adjustments Rf  Paracelsus
                      ----------- ------------ ---- ------------ ----------- --- -----------
                      (1)
Net revenue           $577,468    $    (8,914) (4)   $568,554    $  (7,209) (7)    $561,345
Costs and expenses:
 Salaries and
   benefits            234,846         (6,025) (4)    228,821       (3,628) (7)     225,193
 Other operating
   expense             224,190         (2,507) (4)    221,683       (3,235) (7)     218,448
 Provision for
   bad debts            39,986             70  (4)     40,056       (1,325) (7)      38,731
 Interest               52,852           (242) (4)(5)  52,610         (226) (7)      52,384
 Depreciation &
   amortization         37,783           (191) (4)     37,592          (84) (7)      37,508
 Impairment charges        313                            313                           313
 Unusual items          (6,870)                        (6,870)                       (6,870)
 Loss on sale
   of facilities           275                            275                           275
                    ----------     -----------     ----------     --------         --------
Total costs &
   expenses            583,375         (8,895)        574,480       (8,498)         565,982
                    ----------     -----------     ----------     --------          -------
Loss before minority
   interest and
   income taxes         (5,907)           (19)         (5,926)       1,289           (4,637)
Minority interest
                    ----------     -----------     ----------     --------          -------
Loss before
   income taxes         (5,907)           (19)         (5,926)       1,289           (4,637)
Provision for
   income taxes           (966)            (8) (6)       (974)         529  (6)        (445)
                    ----------    -----------      ----------     --------          -------
Loss from continuing
   operations        $  (4,941)   $       (11)     $   (4,952)         760           (4,192)
                    ==========    ===========      ==========     ========          ========
Loss per share
- basic and
  assuming
  dilution          $    (0.09)                    $    (0.09)                     $  (0.08)
                    ==========                     ==========                      ========
Weighted average
  number of common
  and common
  equivalent
  shares                55,108                         55,108                        55,108
                    ==========                     ==========                       =======

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                    BALANCE SHEET
                                   JUNE 30, 1999
                                (Dollars in thousands)


                            Paracelsus          Senatobia
                            Healthcare          Pro Forma            Pro Forma
                            Corporation        Adjustments  Rf       Paracelsus
                            -----------        -----------  --       ----------
ASSETS:                     (1)
Current assets:
 Cash and cash equivalents  $ 12,364           $    (234)   (7)(12)  $ 12,130
 Restricted cash               1,111                                    1,111
 Accounts receivable, net     60,182              (1,803)   (7)(12)    58,379
 Deferred income taxes        10,757                                   10,757
 Other                        39,842                 183    (7)(12)    40,025
                            --------           ---------             --------
Total current assets         124,256              (1,854)             122,402
                            --------           ---------             --------
Property and equipment, net  360,291                (324)   (7)(12)   359,967
Goodwill                     134,751                                  134,751
Other assets                  84,444                (721)   (7)(12)    83,723
                            --------           ---------             --------
Total assets                $703,742              (2,899)            $700,843
                            ========           =========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable           $ 47,124                (392)   (7)(12)  $ 46,732
 Accrued liabilities
   and other                  52,392                (739)   (7)(12)    51,653
 Current maturities
   of long-term debt           4,379                (145)   (7)(12)     4,234
                            --------           ---------             --------
Total current liabilities    103,895              (1,276)             102,619
                            --------           ---------             --------

Long term debt               537,759              (2,964)   (7)(12)   534,795
Other long-term liabilities   36,942                                   36,942

Stockholders' equity
  Common stock               222,977                                  222,977
  Additional paid-in capital     390                                      390
  Accumulated deficit       (198,221)               1,341   (12)     (196,880)
                            --------            ---------            --------
Total stockholders'
  equity                      25,146                1,341              26,487
                            --------            ---------            --------
Total liabilities
 & stockholders' equity     $703,742            $  (2,899)           $700,843
                            ========            =========            ========



See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
(1)  The statements of operations and balance sheet for Paracelsus
Healthcare Corporation as of and for the six months ended June 30, 1999 are summarized from its June 30, 1999 Quarterly Report on Form 10-Q. The statement of operations for the year ended December 31, 1998 is summarized from the 1998 Annual Report on Form 10-K.

(2) To remove Bledsoe's historical results of operations (including an impairment charge of $1.1 million relating to the write-down of certain assets in the fourth quarter of 1998.)

(3) To record pro forma interest income of $60,000 and $240,000 for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively, on the Bledsoe Notes.

(4) To remove the Convalescent Hospitals' historical results of operations and the $1.3 million gain on sale of these facilities. Pro forma adjustments to net revenue included interest income of $176,000 and $351,000 on the promissory note received in connection with the sale for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively.

(5) To record interest expense on (i) the net pro forma increase in the credit facility resulting from the Company's acquisition of the remaining 50% interest in DHHS, less net proceeds from the sale of the Convalescent hospitals, Chico and LA Metro, and (ii) the pro forma decrease in amounts outstanding under the Company's credit facility and under the Company's off balance sheet receivable financing program as a result of the sale of Chico and LA Metro accounts receivable, certain accounts of which served as collateral under the program.

     With respect to the sale of the Convalescent Hospitals, the Unaudited Pro Forma Condensed Combining Statements of Operations assume
$2.0 million in net sales proceeds were used to reduce amounts outstanding under the credit facility. The average interest rate in effect under the credit facility was 8.4% for the six months ended June 30, 1999 and 9.0% for the year ended December 31, 1998.

     With respect to the Chico sale effective June 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $24.6 million in net sales proceeds were used to reduce amounts outstanding under the credit facility and $3.1 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the credit facility was 9.2% for the six months ended June 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the six months ended June 30, 1998.

                     PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                            Explanations
----------- -------------------------------------------------------------------
     With respect to sale of LA Metro effective September 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $4.2 million in net sales proceeds were used to reduce amounts outstanding under the credit facility and a $9.3 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. The average interest rate in effect under the credit facility was 9.1% for the nine months ended September 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the nine months ended September 30, 1998.

    With respect to DHHS, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes the Company increased the principal amount outstanding under the credit facility by $65.0 million. The interest rate in effect under the credit facility was 9.2% for the six months ended June 30, 1998.

(6) To record the pro forma provision for income taxes after taking into effect the sale of Senatobia, the Convalescent Hospitals, Bledsoe, LA Metro and Chico and the consolidation of DHHS pursuant to the Company's acquisition of DHHS. The income tax provision on the pro forma adjustments was calculated using the statutory tax rate of 41.0%.

(7) To remove Senatobia's assets and liabilities as of June 30, 1999 and historical results of operations for the six months ended June 30, 1999 and the year ended December 31, 1998. Pro forma adjustments to net revenue included interest income on Notes B and C of $47,000 and $94,000 for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively.

(8) To remove Chico's historical results of operations and the gain on sale of the Chico facilities.

(9) To adjust depreciation and amortization expense for the step up in basis for the depreciable assets of DHHS and the increase in goodwill in connection with the allocated purchase price. The acquired assets have an average remaining useful life of approximately 20 years based on the Company's depreciation policy (35 years, 20 years and 10 years for buildings, improvements and equipment, respectively). Goodwill, which represents cost in excess of fair market value of net assets acquired, of $24.7 million is amortized on a straight line basis over a 20-year period.

(10) To remove minority interest in DHHS for the six months ended June 30, 1998.

(11) To remove LA Metro's historical results of operations (including an unusual charge of $233,000) and to record pro forma interest income of $1.4 million for the year ended December 31, 1998 on the promissory notes received in connection with the LA Metro sale. Additionally, other pro forma adjustments to historical results of operations for the six months ended
June 30, 1999 included the removal of a $3.7 million loss from the final working capital settlement related to the LA Metro sale.

                      PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item. Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------
(12) To record estimated gain to the sale of Senatobia as follows:

              Cash proceeds                      $  100,000
              Promissory notes, net of
                discount                          1,135,000  (a)
              Capital lease obligation assumed
                by ACG                            2,952,000  (b)
                                                 ----------
              Total consideration                 4,187,000
                                                 ----------

              Transaction costs:
                Legal, severances, bonuses
                   and other closing costs          723,000  (c)
              Assets sold:
                Net working capital                 323,000
                Equipment & other                   868,000  (d)
                                                 ----------
                                                  1,914,000
                                                 ----------
              Pre-tax gain on sale                2,273,000
              Income tax provision                  932,000  (e)
                                                 ----------
              Gain on sale, net of tax           $1,341,000
                                                 ==========

    (a) Notes A and B are subject to final working capital adjustments. Additionally, Notes B and C are subject to discounts ranging from approximately $100,000 to $420,000 under certain circumstances. Notes B and C are secured by all the outstanding shares of common stock and assets of Senatobia.

    (b) Reflects the hospital lease obligation with the City of Senatobia, Mississippi assumed by ACG. The lease has first priority lien on all property and equipment of Senatobia. The Company remains as a guarantor on the lease obligation until otherwise relieved.

    (c) Transaction costs are reflected as reduction of cash and as accrued liabilities in the Unaudited Pro Forma Condensed Combining Balance Sheet as of June 30, 1999.

    (d) Includes $544,000 of an escrow deposit maintained for the purposes of the hospital lease obligation.

    (e) The tax effect of gain on sale is reflected as a reduction of deferred tax assets in the Unaudited Pro Forma Condensed Combining Balance Sheet as of June 30, 1999.